EXHIBIT 10.1

INCENTIVE STOCK OPTION AGREEMENT

INSIGNIA SYSTEMS, INC.

2003 INCENTIVE STOCK OPTION PLAN

THIS AGREEMENT, made effective as of this day of , 20 , by and between Insignia Systems, Inc., a Minnesota corporation (the “Company”), and ________ (“Optionee”).

W I T N E S S E T H:

WHEREAS, Optionee on the date hereof is an employee or officer of the Company or one of its Subsidiaries; and

WHEREAS, the Company wishes to grant an incentive stock option to Optionee to purchase shares of the Company’s Common Stock pursuant to the Company’s 2003 Incentive Stock Option Plan (the “Plan”); and

WHEREAS, the Compensation Committee of the Board of Directors has authorized the grant of an incentive stock option to Optionee and has determined that, as of the effective date of this Agreement, the fair market value of the Company’s Common Stock is $_____ per share;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

1.  Grant of Option. The Company hereby grants to Optionee on the date set forth above (the “Date of Grant”), the right and option (the “Option”) to purchase all or portions of an aggregate of (_______) shares of Common Stock at a per share price of $____ on the terms and conditions set forth herein, and subject to adjustment pursuant to Section 7 of the Plan. This Option is intended to be an incentive stock option within the meaning of Section 422, or any successor provision, of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder, to the extent permitted under Code Section 422(d).

2.  Duration and Exercisability.

a. General. The term during which this Option may be exercised shall terminate on the close of business on [insert date 10 years from date of grant], except as otherwise provided in Paragraphs 2(b) through 2(d) below. This Option shall become exercisable according to the following schedule:

Vesting Date	Number of Shares

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[Insert vesting dates and number of shares vesting on such dates. Unless otherwise specified by the Compensation Committee, grants shall vest in 1/3 increments each year for three year years beginning one year after the date of grant.]

Once the Option becomes exercisable to the extent of one hundred percent (100%) of the aggregate number of shares specified in Paragraph 1, Optionee may continue to exercise this Option under the terms and conditions of this Agreement until the termination of the Option as provided herein. If Optionee does not purchase upon an exercise of this Option the full number of shares which Optionee is then entitled to purchase, Optionee may purchase upon any subsequent exercise prior to this Option’s termination such previously unpurchased shares in addition to those Optionee is otherwise entitled to purchase.

b. Continuous Relationship with the Company Required (except upon Disability or Death). Except as otherwise provided in Paragraphs 2(c) and (d) below, this Option may not be exercised unless the Optionee, at the time he or she exercises this Option, is, and has been at all times since the Date of Grant, an employee or officer of, or consultant or advisor to, the Company as defined in Section 424(e) or (f) of the Code (“Eligible Participant”). If Optionee’s relationship with the Company or any Subsidiary is terminated for any reason except as provided in Paragraphs 2(c) and (d) below, this Option shall completely terminate on the earlier of (i) the close of business on the 90th day after such termination, and (ii) the expiration date of this Option stated in Paragraph 2(a) above. In such period following the termination of Optionee’s relationship, this Option shall be exercisable only to the extent the Option was exercisable on the vesting date immediately preceding such termination of relationship, but had not previously been exercised. To the extent this Option was not exercisable upon such termination of Optionee’s relationship, or if Optionee does not exercise the Option within the time specified in this Paragraph 2(b), all rights of Optionee under this Option shall be forfeited.

c. Disability. If Optionee’s relationship with the Company ceases because of disability (as defined in Code Section 22(e), or any successor provision), this Option shall terminate on the earlier of (i) the close of business on the one-year anniversary date of such termination of the relationship, and (ii) the expiration date of this Option stated in Paragraph 2(a) above. In such period following the termination of Optionee’s relationship, this Option shall be exercisable only to the extent the Option was exercisable on the vesting date immediately preceding such termination, but had not previously been exercised. To the extent this Option was not exercisable upon such termination of the relationship, or if Optionee does not exercise the Option within the time specified in this Paragraph 2(c), all rights of Optionee under this Option shall be forfeited.

d. Death. In the event of Optionee’s death, this Option shall terminate on the earlier of (i) the close of business on the one-year anniversary date of the date of Optionee’s death, and (ii) the expiration date of this Option stated in Paragraph 2(a) above. In such period following Optionee’s death, this Option shall be exercisable by the person or persons to whom Optionee’s rights under this Option shall have passed by Optionee’s will or by the laws of descent and distribution only to the extent the Option was exercisable on the vesting date immediately preceding the date of Optionee’s death. To the extent this Option was not exercisable upon the date of Optionee’s death, or if such person or persons do not exercise this Option within the time specified in this Paragraph 2(d), all rights under this Option shall be forfeited.

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3.  Manner of Exercise.

a. General. The Option may be exercised only by Optionee (or other proper party in the event of death or incapacity), subject to the conditions of the Plan and subject to such other administrative rules as the Board of Directors may deem advisable, by delivering within the Option Period written notice of exercise to the Company at its principal office. The notice shall state the number of shares as to which the Option is being exercised and shall be accompanied by payment in full of the Option price for all shares designated in the notice. The exercise of the Option shall be deemed effective upon receipt of such notice by the Company and upon payment that complies with the terms of the Plan and this Agreement. The Option may be exercised with respect to any number or all of the shares as to which it can then be exercised and, if partially exercised, may be so exercised as to the unexercised shares any number of times during the Option period as provided herein.

b. Form of Payment. Subject to approval by the Administrator, payment of the option price by Optionee shall be in the form of cash, personal check, certified check or previously acquired shares of Common Stock of the Company, or any combination thereof. Any stock so tendered as part of such payment shall be valued at its Fair Market Value as provided in the Plan. For purposes of this Agreement, “previously acquired shares of Common Stock” shall include shares of Common Stock that are already owned by Optionee at the time of exercise.

Optionee may in the Compensation Committee’s sole discretion, execute a “cashless exercise” of an Option. In the event of a cashless exercise, the Optionee shall surrender the Option the Company, and the Company shall issue the Optionee the number of shares determined as set forth below:

X=Y(A-B)/A

Where:

X=the number of shares to be issued to the Optionee.

Y=the number of shares with respect to which the Option is being exercised.

A=the closing price of the Common Stock on the date of exercise, or in the absence thereof, the fair market value on the date of exercise.

B=the Option exercise price.

c. Stock Transfer Records. Subject to the terms and conditions of this Agreement and the Plan, the Option may be exercised by following the then-current procedures for exercise that are established by the Company.

4.  Miscellaneous.

a. Employment; Rights as Shareholder. This Agreement shall not confer on Optionee any right with respect to continuance of employment by the Company or any of its Subsidiaries, nor will it interfere in any way with the right of the Company to terminate such employment. Optionee shall have no rights as a shareholder with respect to shares subject to this Option until such shares have been issued to Optionee upon exercise of this Option. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 7 of the Plan.

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b. Securities Law Compliance. The exercise of all or any parts of this Option shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Common Stock pursuant to such exercise will not violate any state or federal securities or other laws. Optionee may be required by the Company, as a condition of the effectiveness of any exercise of this Option, to agree in writing that all Common Stock to be acquired pursuant to such exercise shall be held, until such time that such Common Stock is registered and freely tradable under applicable state and federal securities laws, for Optionee’s own account without a view to any further distribution thereof, that the certificates for such shares shall bear an appropriate legend to that effect and that such shares will be not transferred or disposed of except in compliance with applicable state and federal securities laws.

c. Mergers, Recapitalizations, Stock Splits, Etc. Pursuant and subject to Section 7 of the Plan, certain changes in the number or character of the Common Stock of the Company (through sale, merger, consolidation, exchange, reorganization, divestiture (including a spin-off), liquidation, recapitalization, stock split, stock dividend or otherwise) shall result in an adjustment, reduction or enlargement, as appropriate, in Optionee’s rights with respect to any unexercised portion of the Option ( i.e., Optionee shall have such “anti-dilution” rights under the Option with respect to such events, but shall not have “preemptive” rights).

d. Shares Reserved. The Company shall at all times during the option period reserve and keep available such number of shares as will be sufficient to satisfy the requirements of this Agreement.

e. Withholding Taxes on Disqualifying Disposition. In the event of a disqualifying disposition of the shares acquired through the exercise of this Option, Optionee hereby agrees to inform the Company of such disposition. Upon notice of a disqualifying disposition, the Company may take such action as it deems appropriate to insure that, if necessary to comply with all applicable federal or state income tax laws or regulations, all applicable federal and state payroll, income or other taxes are withheld from any amounts payable by the Company to Optionee. If the Company is unable to withhold such federal and state taxes, for whatever reason, Optionee hereby agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under federal or state law. Optionee may, subject to the approval and discretion of the Board or such administrative rules it may deem advisable, elect to have all or a portion of such tax withholding obligations satisfied by delivering shares of the Company’s Common Stock or by electing to have the Company withhold shares of Common Stock otherwise issuable to Optionee. Such shares shall have a Fair Market Value equal to the minimum required tax withholding, based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to the supplemental income resulting from the disqualifying disposition of the shares acquired through the exercise of this Option. In no event may the Company withhold shares having a Fair Market Value in excess of such statutory minimum required tax withholding.

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f. Nontransferability. During the lifetime of Optionee, the accrued Option shall be exercisable only by Optionee or by the Optionee’s guardian or other legal representative, and shall not be assignable or transferable by Optionee, in whole or in part, other than by will or by the laws of descent and distribution.

g. 2003 Incentive Stock Option Plan. The Option evidenced by this Agreement is granted pursuant to the Plan, a copy of which Plan has been made available to Optionee and is hereby incorporated into this Agreement. This Agreement is subject to and in all respects limited and conditioned as provided in the Plan. The Plan governs this Option and, in the event of any questions as to the construction of this Agreement or in the event of a conflict between the Plan and this Agreement, the Plan shall govern, except as the Plan otherwise provides.

h. Lockup Period Limitation. Optionee agrees that in the event the Company advises Optionee that it plans an underwritten public offering of its Common Stock in compliance with the Securities Act of 1933, as amended, and that the underwriter(s) seek to impose restrictions under which certain shareholders may not sell or contract to sell or grant any option to buy or otherwise dispose of part or all of their stock purchase rights of the underlying Common Stock, Optionee hereby agrees that for a period not to exceed 180 days from the prospectus, Optionee will not sell or contract to sell or grant an option to buy or otherwise dispose of this option or any of the underlying shares of Common Stock without the prior written consent of the underwriter(s) or its representative(s).

i. Blue Sky Limitation. Notwithstanding anything in this Agreement to the contrary, in the event the Company makes any public offering of its securities and determines in its sole discretion that it is necessary to reduce the number of issued but unexercised stock purchase rights so as to comply with any state securities or Blue Sky law limitations with respect thereto, the Board of Directors of the Company shall have the right (i) to accelerate the exercisability of this Option and the date on which this Option must be exercised, provided that the Company gives Optionee 15 days’ prior written notice of such acceleration, and (ii) to cancel any portion of this Option or any other option granted to Optionee pursuant to the Plan which is not exercised prior to or contemporaneously with such public offering. Notice shall be deemed given when delivered personally or when deposited in the United States mail, first class postage prepaid and addressed to Optionee at the address of Optionee on file with the Company.

j. Accounting Compliance. Optionee agrees that, if a merger, reorganization, liquidation or other “transaction” as defined in Section 7 of the Plan occurs and Optionee is an “affiliate” of the Company or any Subsidiary (as defined in applicable legal and accounting principles) at the time of such transaction, Optionee will comply with all requirements of Rule 145 of the Securities Act of 1933, as amended, and the requirements of such other legal or accounting principles, and will execute any documents necessary to ensure such compliance.

k. Stock Legend. The Board of Directors may require that the certificates for any shares of Common Stock purchased by Optionee (or, in the case of death, Optionee’s successors) shall bear an appropriate legend to reflect the restrictions of Paragraph 4(b) and Paragraphs 4(h) through 4(j) of this Agreement.

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l. Scope of Agreement. This Agreement shall bind and inure to the benefit of the Company and its successors and assigns and Optionee and any successor or successors of Optionee permitted by Paragraph 2 or Paragraph 4(f) above.

m. Arbitration. Any dispute arising out of or relating to this Agreement or the alleged breach of it, or the making of this Agreement, including claims of fraud in the inducement, shall be discussed between the disputing parties in a good faith effort to arrive at a mutual settlement of any such controversy. If, notwithstanding, such dispute cannot be resolved, such dispute shall be settled by binding arbitration. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall be a retired state or federal judge or an attorney who has practiced securities or business litigation for at least 10 years. If the parties cannot agree on an arbitrator within 20 days, any party may request that the chief judge of the District Court for Hennepin County, Minnesota, select an arbitrator. Arbitration will be conducted pursuant to the provisions of this Agreement, and the commercial arbitration rules of the American Arbitration Association, unless such rules are inconsistent with the provisions of this Agreement. Limited civil discovery shall be permitted for the production of documents and taking of depositions. Unresolved discovery disputes may be brought to the attention of the arbitrator who may dispose of such dispute. The arbitrator shall have the authority to award any remedy or relief that a court of this state could order or grant; provided, however, that punitive or exemplary damages shall not be awarded. The arbitrator may award to the prevailing party, if any, as determined by the arbitrator, all of its costs and fees, including the arbitrator’s fees, administrative fees, travel expenses, out-of-pocket expenses and reasonable attorneys’ fees. Unless otherwise agreed by the parties, the place of any arbitration proceedings shall be Hennepin County, Minnesota.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

INSIGNIA SYSTEMS, INC.

By:

Its:

Optionee:

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